Exhibit 10.5

RESTRICTED STOCK UNIT AGREEMENT

FOR AWARDS GRANTED IN 2015

RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) dated as of the Grant Date set forth in the Notice of Grant (as defined below), by and between Domtar Corporation, a Delaware corporation (the “Company”), and the participant whose name appears in the Notice of Grant (the “Participant”).

1.  Grant of Restricted Stock Units.  The Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date, of the number of restricted stock units (the “Restricted Stock Units”) specified in the Domtar Corporation 2007 Omnibus Incentive Plan Restricted Stock Unit Grant Notice delivered by the Company to the Participant (the “Notice of Grant”). This Agreement is subordinate to, and the terms and conditions of the Restricted Stock Units granted hereunder are subject to, the terms and conditions of the Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan (the “Plan”), which are incorporated by reference herein.  If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.  Any capitalized terms used herein without definition shall have the meanings set forth in the Plan.  The Restricted Stock Units shall be considered Service Awards under the Plan.

2.  Vesting of Restricted Stock Units.

(a)  Vesting.  Except as otherwise provided in this Section 2, the Restricted Stock Units shall become vested, if at all, on the vesting date(s) set forth in the Notice of Grant (each, a “Vesting Date”), subject to the continued employment of the Participant by the Company or any Subsidiary thereof through such date.

(b)  Termination of Employment.

(i)  Death or Disability.  If the Participant’s employment is terminated due to death or Disability prior to the Vesting Date, 100% of the Restricted Stock Units shall become fully vested and nonforfeitable and shall be paid as provided in Section 3.

(ii)  Retirement.  If the Participant’s employment is terminated due to Retirement prior to the Vesting Date, the Participant shall be deemed vested to the extent of the number of Restricted Stock Units that would have vested had the Participant’s Service continued until the Vesting Date, multiplied by a fraction, the numerator of which is the number of days elapsed from the Grant Date through the date of the Participant’s Retirement and the denominator of which is the number of days from the Grant Date to the Vesting Date, and any remaining Restricted Stock Units shall be forfeited and canceled as of the date of such Retirement.  Vested Restricted Stock Units shall be settled as set forth in Section 3.

(iii)  Any Other Reason.  If the Participant’s employment is terminated prior to the Vesting Date for any reason other than death, Disability or Retirement, all Restricted Stock Units shall immediately be forfeited and canceled effective as of the date of the Participant’s termination.

(c)  Change in Control.  In the event of a Change in Control, then the Restricted Stock Units shall vest or continue as set forth in the Plan.

(d)  Committee Discretion.  Notwithstanding anything contained in this Agreement to the contrary, the Committee, in its sole discretion, may accelerate the vesting with respect to any Restricted Stock Units under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.

3.  Settlement of Restricted Stock Units.  Subject to Section 7(d), the Company shall deliver to the Participant the value of one share of Stock in settlement of each outstanding Restricted Stock Unit that has vested as provided in Section 2 on the first to occur of (i) the Vesting Date, (ii) in the event of a Termination of Service due to death, Disability or Retirement, (A) as soon as reasonably practicable after such Termination of Service or (B) notwithstanding the preceding clause (A), if the Participant is a United States citizen or resident or the Participant’s Restricted Stock Units are otherwise subject to United States federal income tax, on the later of (1) January 31 of the year following the Participant’s Termination of Service and (2) if the Participant is a Specified Employee and the Restricted Stock Units are a Specified Award, to the extent necessary to comply with, and avoid imposition on the Participant of any additional tax or interest imposed under, Section 409A of the Code, on the first business day following the six-month anniversary of the Participant’s Termination of Service (or, if earlier, upon the Participant’s death), or as soon thereafter as practicable (but no later than 90 days thereafter) (iii) with respect to Restricted Stock Units that are not a Specified Award, a Change in Control in which the Restricted Stock Units do not continue, and (iv) with respect to Restricted Stock Units that are a Specified Award, a Specified Change in Control, in each case (A) by a cash payment equal to the Fair Market Value of the Stock on the settlement date or (B) if the Participant is a member of the Management Committee, at the Company’s sole discretion, in Stock, by either (y) issuing one or more certificates evidencing the Stock to the Participant or (z) registering the issuance of the Stock in the name of the Participant through a book entry credit in the records of the Company’s transfer agent or (C) in the event of settlement upon a Change in Control or Specified Change in Control, as applicable, a cash payment equal to the Change in Control Price, multiplied by the number of vested Restricted Stock Units. No fractional shares of Stock shall be issued in settlement of Restricted Stock Units.  Fractional Restricted Stock Units shall be settled through a cash payment equal to the Fair Market Value of the Stock on the settlement date.

4.  Securities Law Compliance.  Notwithstanding any other provision of this Agreement, the Participant may not sell the shares of Stock acquired upon vesting of the Restricted Stock Units unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act.  The sale of such shares must also comply with other applicable laws and regulations governing the shares and Participant may not sell the shares of Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.

5.  Participant’s Rights with Respect to the Restricted Stock Units.

(a)  Restrictions on Transferability.  The Restricted Stock Units granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death; provided that the deceased Participant’s beneficiary or representative of the Participant’s estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Participant.

(b)  No Rights as Stockholder.  The Participant shall not have any rights as a stockholder including any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Stock corresponding to the Restricted Stock Units granted hereby unless and until shares of Stock are issued to the Participant in respect thereof.

(c)  Dividend Equivalents.  The Participant shall be credited with Dividend Equivalents in the form of additional Restricted Stock Units when cash dividends are paid on the Stock.  Such Dividend Equivalents shall be computed by dividing: (i) the amount obtained by multiplying the amount of the dividend declared and paid for each share of Stock by the number of Restricted Stock Units held by the Participant on the record date, by (ii) the Fair Market Value of the Stock on the dividend payment date for such dividend, with fractions computed to four decimal places.  Such additional Restricted Stock Units shall vest and be settled in the same manner as the Restricted Stock Units to which they relate.

6.  Adjustment in Capitalization.  The number, class or other terms of any outstanding Restricted Stock Units shall be adjusted by the Board to reflect any extraordinary dividend, stock dividend, stock split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Stock in such manner as it determines in its sole discretion.

7.  Miscellaneous.

(a)  Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(b)  No Right to Continued Employment.  Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time, or confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries.

(c)  Interpretation.  The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award.  Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(d)  Tax Withholding.  The Company and its Subsidiaries shall have the right to deduct from all amounts paid to the Participant in cash (whether under the Plan or otherwise) any amount of taxes required by law to be withheld in respect of settlement of the Restricted Stock Units under the Plan as may be necessary in the opinion of the Employer to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld.  The Company may require the recipient of the cash or shares of Stock, as applicable, to remit to the Company an amount in cash sufficient to satisfy the amount of taxes required to be withheld as a condition to the payment of cash or issuance of shares in settlement of the Restricted Stock Units.  The Committee may, in its discretion, require the Participant, or permit the Participant to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company withhold from the cash payment in settlement of the Restricted Stock Units or withhold or sell the least number of whole shares of Stock having a Fair Market Value sufficient to satisfy all or part of the amount required to be withheld.  The Company may defer settlement until such requirements are satisfied.

(e)  Forfeiture for Financial Reporting Misconduct.  If the Company is required to prepare an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, and if the Participant knowingly or grossly negligently engaged in the misconduct or knowingly or grossly negligently failed to prevent the misconduct as determined by the Committee, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, then the Participant shall forfeit and disgorge to the Company (i) any Stock and cash received in respect of Restricted Stock Units granted or vested and all gains earned or accrued due to the sale of any Stock received in settlement of the Restricted Stock Units during the 12-month period following the filing of the financial document embodying such financial reporting requirement and (ii) any Stock and cash received in respect of Restricted Stock Units that vested based on the materially non- complying financial reporting.  The Company may also cancel or reduce, or require a Participant to forfeit and disgorge to the Company or reimburse the Company for, any

Restricted Stock Units granted or vested and any gains earned or accrued, due to the vesting or settlement of Restricted Stock Units or sale of any Stock acquired in settlement of a Restricted Stock Unit, to the extent permitted or required by, or pursuant to any Company policy implemented as required by, applicable law, regulation or stock exchange rule as from time to time may be in effect (including but not limited to The Dodd–Frank Wall Street Reform and Consumer Protection Act and regulations and stock exchange rules promulgated pursuant to or as a result of such Act).

(f)  Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(g)  Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation.  By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; (d) that the value of the Restricted Stock Units is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Stock is unknown and cannot be predicted with certainty.

(h)  Employee Data Privacy.  By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Participant: (a) authorizes the Company and the Participant’s employer, if different, any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (b) waives any data privacy rights the Participant may have with respect to such information; and (c) authorizes the Company and its agents to store and transmit such information in electronic form.

(i)  Consent to Electronic Delivery.  By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Stock Units via Company web site or other electronic delivery.

(j)  Headings and Captions.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(k)  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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